UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2026

Nextpower Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41617	36-5047383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6200 Paseo Padre Parkway, Fremont, California 94555
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (510) 270-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001	NXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.
On October 28, 2026, Nextpower Inc. (the “Company”) issued a press release announcing its results for the second fiscal quarter ended October 2, 2026. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.
The information contained in Item 2.02 of this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 26, 2026, the Board of Directors (the “Board”) of the Company increased the size of the Board from ten to twelve and appointed Sarah Slusser and Michael Alvarez to serve as directors of the Company. Ms. Slusser will serve as a Class II director of the Company, effective as of November 1, 2026, with a term of office expiring at the Company’s 2027 annual meeting of stockholders, and Mr. Alvarez will serve as a Class III director of the Company, effective as of December 1, 2027, with a term of office expiring at the Company’s 2028 annual meeting of stockholders.
Appointment of Sara Slusser
Ms. Slusser, 64, served as Chief Executive Officer of Cypress Creek Renewables, a leading U.S. power producer, from June 2019 through March 2026. Prior to joining Cypress Creek Renewables, Ms. Slusser founded and served as Managing Director at Point Reyes Energy Partners, LLC, a solar and energy storage advisory and development company, from September 2016 through June 2019. Prior to this, Ms. Slusser co-founded GeoGlobal Energy LLC, a geothermal company in the U.S., Chile and Germany. Before co-founding GeoGlobal, Ms. Slusser held various positions at The AES Corporation, a utility and power generation company, for 21 years, where she ultimately led the corporate mergers and acquisitions group as Senior Vice President, Global M&A. Ms. Slusser currently serves as an independent director on the board of directors of Prologis, Inc., a logistics and real estate company, since May 2025, where she serves on its audit and nomination & governance committees. From May 2020 through May 2025, Ms. Slusser served on the board of directors of TransAlta Corporation, a publicly traded Canadian electricity power generator.
Ms. Slusser earned her B.A. from Harvard University, and her M.B.A. from Yale School of Management.
The Board has determined that Ms. Slusser qualifies as an independent director in accordance with the Nasdaq listing rules and otherwise meets all applicable requirements to serve on the Board.
Ms. Slusser will be compensated in accordance with Nextpower’s non-employee director compensation program, as described in the Company’s proxy statement for the 2026 annual meeting of stockholders, as filed with the Securities and Exchange Commission on July 7, 2026 (the “2026 Proxy Statement”).
There is no arrangement or understanding with any person pursuant to which Ms. Slusser was appointed as a member of the Board, and there are no family relationships between Ms. Slusser and any director or executive officer of Nextpower. Additionally, there are no related person transactions between Ms. Slusser and Nextpower and/or its subsidiaries that are required to be reported under Item 404(a) of Regulation S-K.
Nextpower entered into its standard director indemnification agreement with Ms. Slusser.
Appointment of Michael Alvarez
Mr. Alvarez, 70, is a Co-Founder and has served as Chief Risk Officer of Longroad Energy Holdings, LLC, a U.S.-based renewable energy company focused on developing and operating wind, solar, storage, and digital infrastructure projects throughout the U.S., since June 2026. Prior to his role as Chief Risk Officer, Mr. Alvarez served as Chief Operating Officer of Longroad Energy from April 2016 to July 2026. Prior to co-founding Longroad Energy, Mr. Alvarez served as President and CFO of First Wind Holdings, LLC, a renewable energy company, from 2006 to 2016. Mr. Alvarez has also previously served as Vice President of Strategic Planning at Edison International, a public utility holding company and Executive Vice President, Chief Financial Officer, and General Counsel at Nexant Inc., an energy, software and consulting company.
Mr. Alvarez earned his B.A., Economics, from the University of Virginia and his J.D. from the University of Virginia School of Law.
The Board has determined that Mr. Alvarez qualifies as an independent director in accordance with the Nasdaq listing rules and otherwise meets all applicable requirements to serve on the Board.
Mr. Alvarez will be compensated in accordance with Nextpower’s non-employee director compensation program, as described in the 2026 Proxy Statement.
There is no arrangement or understanding with any person pursuant to which Mr. Alvarez was appointed as a member of the Board, and there are no family relationships between Mr. Alvarez and any director or executive officer of Nextpower. Additionally, there are no related person transactions between Mr. Alvarez and Nextpower and/or its subsidiaries that are required to be reported under Item 404(a) of Regulation S-K.
Nextpower entered into its standard director indemnification agreement with Mr. Alvarez.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 28, 2026
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nextpower Inc.

By:	/s/ Charles Boynton
Charles Boynton
Chief Financial Officer
Date: October 28, 2026